           UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 6, 2008

  Smart Comm International, Ltd.
(Exact name of registrant as specified in its charter)

Nevada	333-106144	98-039022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3 rd Floor, 14 South Molton Street, London W1K 5QP, United Kingdom
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (949) 609-1966

(Former address, if changed since last report)

With Copies To:
Richard Friedman Esq.
Marcelle S. Balcombe Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32 nd Floor
New York, New York 10006
Tel:(212) 930-9700 Fax:(212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On October 6, 2008, Woize International Ltd.,  a Nevada corporation (the "Registrant") and its newly formed, wholly owned subsidiary, Smart Comm International Ltd., a Nevada corporation ("SmartComm"), entered into an Agreement and Plan of Merger (the "Merger Agreement"),  . Pursuant to the terms and subject to the  conditions set forth in the Merger Agreement, the Registrant merged with and into SmartComm (the " Merger"), solely to effect a name change of Registrant.  Registrant will continue as the surviving corporation with the surviving corporation changing its name to Smart Comm International, Ltd.  The Registrant’s Board of Directors approved the Merger and the Merger Agreement.  On October 8, 2008, Registrant filed Articles of Merger with the Secretary of State of Nevada (the “Articles of Merger”).  Pursuant to Chapter 92A.180 of the Nevada Revised Statutes, Shareholder approval was not required for the Merger and Name Change.  Copies of the Merger Agreement and Articles of Merger are filed herewith.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit	Description

10.1	Merger Agreement between Registrant and Smart Comm International, Ltd., dated October 6, 2008. (Filed herewith)

10.2	Articles of Merger as filed on October 8, 2008 with the Secretary of State of the State of Nevada. (Filed herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WOIZE INTERNATIONAL LTD.

October 9, 2008	By:	/s/ Daniel Savino
Daniel Savino
Chief Executive Officer